Exhibit 10.11

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of June 26, 2024 (the “Effective Date”) by and among Streeterville Capital, LLC, a Utah limited liability company (“Investor”), Grafiti Holding, Inc., a British Columbia corporation (“Company”), Damon Motors, Inc., a British Columbia corporation (“DMI”), Damon Motors Corporation, a Delaware corporation (“DMC”), and Hansen Black Anderson Ashcraft PLLC, a Utah professional limited liability company (“Escrow Agent”). Each of Investor, Company, DMI and DMC may be referred to individually as an “Escrow Party” and collectively as the “Escrow Parties”. Each of Investor, Company, DMC, DMI and Escrow Agent may be referred to individually as a “Party” or collectively as the “Parties”. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

A. On June 26, 2024, the Escrow Parties entered into a certain Note Purchase Agreement (the “Purchase Agreement”) pursuant to which Company issued that certain Promissory Note in the original principal amount of $6,470,000.00 (the “Note”).

B. Pursuant to the Purchase Agreement, Investor agreed to deliver $3,500,000.00 (the “Escrow Amount”) of the purchase price for the Note to Escrow Agent for Escrow Agent to hold and deliver to Company in accordance with the terms of this Agreement.

C. DMI and DMC have agreed to guaranty Company’s performance of its obligations under the Note pursuant to those certain Guaranties dated June 26, 2024 (the “Guaranties”), and they agreed that such Guaranties would be held in escrow pursuant to this Agreement.

D. The Escrow Parties desire that Escrow Agent hold the Escrow Amount and the Guaranties, and Escrow Agent has agreed to hold the Escrow Amount and the Guaranties in escrow according to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1. Appointment of Escrow Agent; Escrow Agent Fees; Expenses. The Escrow Parties hereby appoint Escrow Agent as escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment on the terms set forth herein. Escrow Agent shall receive as compensation for the services to be rendered by Escrow Agent hereunder fees charged at its standard hourly rate for administration of the escrow described herein, along with reimbursement for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All such fees are payable by Company from the Escrow Amount, or otherwise.

2. Delivery of the Escrow Amount and Guaranties. Within one (1) day of the execution hereof, Investor shall deliver the Escrow Amount, and Company shall deliver the Guaranties, to Escrow Agent. The Escrow Amount and the Guaranties will be held by Escrow Agent pursuant to the terms hereof.

3. Escrow Conditions. The Escrow Parties desire to have the Escrow Amount distributed to Company and the Guaranties released to Investor upon satisfaction of the following conditions (the “Escrow Conditions”): (a) consummation of the transaction contemplated by that certain Business Combination Agreement dated as of October 23, 2023 by and among Company, XTI Aerospace, Inc., 1444842 B.C. Ltd., and DMI (the “Business Combination”); (b) Company’s common stock being listed on Nasdaq; and (c) immediately following the closing of the Business Combination, Company (the combined entity) has no outstanding debt other than (i) the Note, (ii) any debt incurred with respect to an SRED credit accounts receivable financing of up to $1.5 million, (iii) any debt incurred with respect to the financing agreement between DMI and The Bank of Nova Scotia with respect to motor vehicle THOR Industries Outlaw 38 (2021) (RV), and (iv) trade payables incurred in the ordinary course of business.

4. Distribution of Escrow Amount and Release of Guaranties. Unless otherwise directed in writing to Escrow Agent by the Escrow Parties, Escrow Agent will distribute the Escrow Amount to Company and release the Guaranties to Investor upon Escrow Agent’s receipt of written confirmation from Investor that the Escrow Conditions have been fully satisfied. Investor must send such written confirmation within three (3) days of satisfaction of the Escrow Conditions. In the event the Escrow Conditions have not been satisfied by August 31, 2024, then Escrow Agent is hereby authorized to return the Escrow Amount to Investor and return the Guaranties to DMI and DMC upon written request of Investor. The Parties agree that upon Escrow Agent’s delivery of the Escrow Amount and release of the Guaranties in accordance with this Section 4, this Agreement shall terminate and Escrow Agent’s responsibilities under this Agreement shall be deemed to be satisfied in full. For the avoidance of doubt, the Guaranties will not be effective unless and until released to Investor as set forth herein.

5. Liability of Escrow Agent. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no other duties shall be implied. Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Escrow Party or Escrow Parties. Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. Escrow Agent shall have no duty to solicit any payments which may be due it. Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction or arbitrator, as applicable, determines that Escrow Agent’s gross negligence, willful misconduct or fraud was the primary cause of any loss to a Party. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it in its sole discretion. Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Escrow Party which, in its opinion, conflict with any of the provisions of this Agreement, or with any instructions, claims or demands from any other Escrow Party, it shall refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by each of the Escrow Parties or by a final arbitration decision or a non-appealable order or judgment of a court of competent jurisdiction. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

In receiving the Escrow Amount deposited pursuant to this Agreement, Escrow Agent acts only as a depository for the Escrow Parties and assumes no responsibility except as specifically set forth in the provisions of this Agreement.

All of the terms and conditions in connection with Escrow Agent’s duties and responsibilities, and the rights of the Parties or anyone else, are contained solely in this Agreement, and Escrow Agent is not expected or required to be familiar with the provisions of any other agreements, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreements.

Except as herein expressly provided, none of the provisions of this Agreement shall require Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

Escrow Agent is hereby authorized to comply with and obey all final non-appealable orders, judgments, decrees or writs entered or issued by any court or final decision of any arbitrator, and in the event Escrow Agent obeys or complies with any such final non-appealable order, judgment, decree or writ of any court or final decision of any arbitrator, in whole or in part, after giving the other Parties seven (7) days’ prior written notice, it shall not be liable to any of the other Parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such final non-appealable order, judgment, decree, writ, or final decision of a court or final decision of any arbitrator be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

6. Resignation or Removal of Escrow Agent. Escrow Agent (and any successor Escrow Agent) may at any time resign as such, after which Escrow Agent shall promptly deliver the Escrow Amount and the Guaranties in its possession to any successor Escrow Agent then jointly designated by the Escrow Parties in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The Escrow Parties shall also have the right at any time upon mutual agreement to substitute a new escrow agent by giving written notice thereof to Escrow Agent. The resignation or removal of Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is five (5) days after the date of delivery of its written notice of resignation to the Escrow Parties or the date on which the Escrow Parties deliver written notice of removal to Escrow Agent, as applicable. If at that time described in clause (ii) of the immediately preceding sentence, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Amount and the Guaranties until receipt of a designation of a successor Escrow Agent or a joint written disposition instruction by the Escrow Parties or a final non-appealable order of a court of competent jurisdiction.

7. Indemnification of Escrow Agent. The Escrow Parties shall jointly and severally indemnify, defend and save harmless Escrow Agent and its members, managers, officers, agents and employees (the “Indemnified Parties”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (i) Escrow Agent’s execution and performance of this Agreement, except in the case of any Indemnified Party to the extent that such loss, liability or expense is due to the gross negligence, willful misconduct or fraud of such Indemnified Party, or (ii) its following any instructions or other directions executed by the Parties. The Escrow Parties each acknowledge that the foregoing indemnities shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

8. Disputes. In the event any dispute shall arise between any of the Escrow Parties with respect to the disposition or disbursement of the Escrow Amount and the Guaranties, Escrow Agent is permitted to interplead the Escrow Amount and the Guaranties into a competent federal or state court within the State of Utah, and thereafter shall be fully relieved from any and all liability or obligation with respect to the Escrow Amount and the Guaranties. The Escrow Parties further agree to pursue any redress or recourse in connection with such a dispute without making Escrow Agent a party to same.

9. Designations. Each Escrow Party shall designate one or more persons (the “Designated Persons”) who will execute notices and from whom Escrow Agent may take instructions hereunder or to whom Escrow Agent may give notices. Such designations may be changed from time to time upon notice to Escrow Agent from the respective Parties. Escrow Agent will be entitled to rely conclusively on any action taken by the Designated Persons or their respective successor designees. Initially, the Designated Persons are:

For Company: Nadir Ali (nadir.ali@grafiti.com)

For DMI: Damon Jay Giraud (jay@damon.com)

For DMC: Damon Jay Giraud (jay@damon.com)

For Investor: John Fife (jfife@chicagoventure.com)

10. Further Assurances. The Parties agree that, from time to time upon the written request of Escrow Agent, the Parties shall execute and deliver such further documents and do such other acts and things as Escrow Agent may reasonably request in order to fully effectuate the purposes of this Agreement.

11. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties hereto with respect to the general subject matter hereof, supersedes all prior discussions and agreements with respect thereto, and cannot be contradicted by evidence of any alleged oral agreement. This Agreement may only be amended, modified, or rescinded by written agreement signed by the Parties hereto.

12. Authority; Counterparts. The persons signing below each represent and warrant that they have all requisite and necessary authority to bind the Party for which they are signing to all the terms of this Agreement. This Agreement may be executed by signatures sent by facsimile or other electronic means and in separate counterparts, each signature page of which shall be an original copy, all of which together, when attached to the body hereof, shall constitute one instrument, binding upon all Parties hereto, notwithstanding that all of the Parties shall not have signed the same counterparts.

13. Notices. All notices, requests, demands or other communications provided for hereunder shall be in writing and mailed or delivered to the address(es) specified above. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by email or facsimile with telephonic confirmation of receipt. Notice sent to Escrow Agent shall be sent to: Hansen Black Anderson Ashcraft PLLC, Attn: Jonathan K. Hansen, 3051 West Maple Loop Drive, Suite 325, Lehi, Utah 84043, or via email to jhansen@hbaa.law.

14. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The Parties hereto hereby exclusively and irrevocably submit to, and waive any objection against, the exclusive jurisdiction and venue of any state or federal court sitting in Salt Lake County, Utah, over any proceeding arising out of or relating to this Agreement.

15. Successors and Assigns. This Agreement shall be binding upon the Parties hereto and each of their successors and assigns.

16. Assignment. None of the Parties may assign their respective interests in and to this Agreement without the prior written consent of each other Party.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above.

COMPANY:

GRAFITI HOLDING, INC.

By:	/s/ Nadir Ali
Nadir Ali, CEO

DMI:

DAMON MOTORS, INC.

By:	/s/ Damon Jay Giraud
Damon Jay Giraud, CEO

DMC:

DAMON MOTORS CORPORATION

By:	/s/ Damon Jay Giraud
Damon Jay Giraud, CEO

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John M. Fife, President

ESCROW AGENT:

HANSEN BLACK ANDERSON ASHCRAFT PLLC

By:	/s/ Jonathan K. Hansen
Jonathan K. Hansen, Manager

[Signature Page to Escrow Agreement]